                               STATE OF DELAWARE                          PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                         ------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "NEXSAN TECHNOLOGIES INCORPORATED", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF NOVEMBER, A.D. 2000, AT 9 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.














                                         /s/ Edward J. Freel
                                         ---------------------------------------
                                         Edward J. Freel, Secretary of State

                               [Graphic Omitted]

                                                         AUTHENTICATION: 0791363

                                                                  DATE: 11-14-00

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/13/2000
                                                          001568110 - 3313928

                          CERTIFICATE OF INCORPORATION

                                       OF

                        NEXSAN TECHNOLOGIES INCORPORATED

FIRST:  The name of the Corporation is Nexsan Technologies Incorporated.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent. The name of its registered agent at such address is United Corporate Services, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: (a) The total number of shares of capital stock which may be issued by the Corporation is 1,000 shares, all of which shares shall be Common Stock, of the par value of $0.01 per share.

         (b) The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

                                  COMMON STOCK

         (1) Dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds legally available therefor.

         (2) Upon any liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive any and all assets remaining to be paid or distributed.

         (3) Except as otherwise provided by statute or by any express provision of this Certificate, all rights to vote and all voting power shall be exclusively vested in the Common Stock and the holders thereof shall be entitled to one vote for each share for the election of directors and upon all other matters.

                                     GENERAL

         (4) The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

FIFTH: The name and mailing address of the sole incorporator are as follows:

     NAME                           MAILING ADDRESS
     ----                           ---------------
     David A. Parnes                30 Rockefeller Plaza - 29th Floor
                                    New York, New York 10112

SIXTH:   (a) The number of directors of the Corporation which shall constitute the whole Board of Directors shall be such as from time to time may be fixed by or in the manner provided in the By-laws but in no case shall the number of directors be less than one. Except as may otherwise be required by law, vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.

         (b) All corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law. In furtherance and not in limitation of the powers conferred by statute and by law the Board of Directors is expressly authorized to make, amend, alter, change, add to or repeal By-Laws of the Corporation, without any action on the part of the stockholders.

SEVENTH: (a) No contract or transaction between the Corporation and one or more of its Directors, or between a corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because such Directors or officers are present at or participate in the meeting of the Board of Directors or the committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if:

             (1) The material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of the disinterested directors, even though the disinterested directors be less than a quorum; or

             (2) The material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

             (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

In any case described in this Section, any common or interested Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors or any committee which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction. Any Director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a Director of such subsidiary or affiliated corporation.

         (b) No person who is or at any time has been a Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided that the foregoing provision shall not eliminate or limit the liability of a Director (i) for any breach of such Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which such Director derived an improper personal benefit.

         (c) Any contract, transaction or act of the Corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the stockholders entitled to vote at any annual meeting or at any special meeting called for that purpose shall be as valid and binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act when and if submitted to them shall not be deemed in any way to invalidate the same or to deprive the Corporation, its Directors or officers of their right to proceed with such contract, transaction or act.

         (d) Each Director, officer and employee, past or present, of the Corporation, and each person who serves or may have served at the request of the Corporation as a Director, Trustee, officer or employee of another corporation, association, trust or other entity and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent permitted by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended. Each agent of the Corporation and each person who serves or may have served at the request of the Corporation as an agent of another corporation, or as an employee or agent of any partnership, joint venture, trust or other enterprise may, in the discretion of the Board of Directors, be indemnified by the Corporation to the same extent as provided herein with respect to Directors, officers and employees of the Corporation. The provisions of this paragraph (d) shall apply to any member of any Committee appointed by the Board of Directors as fully as though such person shall have been an officer or Director of the Corporation.

         (e) The provisions of this Article SEVENTH shall be in addition to and not in limitation of any other rights, indemnities, or limitations of liability to which any Director or officer may be entitled, as a matter of law or under any By-Law, agreement, vote of stockholders or otherwise.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title

8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon officers, Directors and stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate and does affirm the contents hereof as true under the penalties of perjury this 10th day of November, 2000.





                                            /s/  David A. Parnes
                                            ------------------------------------
                                            David A. Parnes, Incorporator

                               STATE OF DELAWARE                          PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                         ------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "NEXSAN TECHNOLOGIES INCORPORATED", CHANGING ITS NAME FROM "NEXSAN TECHNOLOGIES INCORPORATED" TO "NEXSAN CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 2000, AT 9 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.














                                         /s/ Edward J. Freel
                                         ---------------------------------------
                                         Edward J. Freel, Secretary of State

                               [Graphic Omitted]

                                                         AUTHENTICATION: 0884365

                                                                  DATE: 12-29-00

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/28/2000
                                                           001654113 - 3313928

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF

                        NEXSAN TECHNOLOGIES INCORPORATED

         NEXSAN TECHNOLOGIES INCORPORATED, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the Corporation was originally incorporated on November 13, 2000, and that its original Certificate of Incorporation was filed with the Secretary of State of Delaware on the same date. The Corporation further certifies that this Restated Certificate of Incorporation restates in its entirety, and amends, the provisions previously filed with the Secretary of State of the State of Delaware, as follows:

         FIRST: NAME. The name of the Corporation is Nexsan Corporation.

         SECOND: REGISTERED OFFICE AND REGISTERED AGENT. The address of the registered office of the Corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent. The name of its registered agent at such address is United Corporate Services, Inc.

         THIRD: PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: CAPITAL STOCK.

         A. AUTHORIZED CAPITAL STOCK. The total number of shares of capital stock which may be issued by the Corporation is 100,000,000, of which 90,000,000 shares shall be Common Stock of the par value of $0.001 per share ("COMMON STOCK"), and 10,000,000 shares shall be Preferred Stock of the par value of $0.001 per share ("PREFERRED STOCK").

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

         B.  COMMON STOCK.

             (1) Dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds legally available therefor.

             (2) Except as otherwise provided by statute, by any express provision of this Certificate or by any provision of any certificate referred to in Article FOURTH 'C', upon any liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive any and all assets remaining to be paid or distributed.

             (3) Except as otherwise provided by statute, by any express provision of this Certificate or by any provision of any certificate referred to in Article FOURTH 'C', all rights to vote and all voting power shall be exclusively vested in the Common Stock and the holders thereof shall be entitled to one vote for each share for the election of directors and upon all other matters.

         C.  PREFERRED STOCK.

             (1) The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for, from time to time, in one or more series of any number, the issuance of shares of Preferred Stock, and, by filing a certificate pursuant to the General Corporation Law of the State of Delaware, to establish the number of shares to be included in each such series and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of each of the following:

                 a. The number of shares constituting that series and the distinctive designation of that series;

                 b. The dividend rate on the shares of the series, whether dividends shall be cumulative and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of stock;

                 c. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                 d. Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

                 e. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all such shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                 f. Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series and, if so, the terms and amounts of such sinking fund;

                 g. The rights and restrictions of the shares of the series upon the creation of indebtedness of the Corporation or any subsidiary;

                 h. The right of the shares of that series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to or in another relation to the comparable rights of any other class or classes or series of stock;

                 i. Any other relative, participating optional or other special, rights, qualifications, limitations or restrictions of that series.

         FIFTH: OWNERSHIP OF SHARES OF CAPITAL STOCK. The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

         SIXTH: INCORPORATOR. The name and mailing address of the sole incorporator are as follows:

            Name                          Mailing Address
            ----                          ---------------
            David A. Parnes               30 Rockefeller Plaza - 29th Floor
                                          New York, New York 10112

         SEVENTH: BOARD OF DIRECTORS.

         A. The number of directors of the Corporation which shall constitute the whole Board of Directors shall be such as from time to time may be fixed by or in the manner provided in the By-laws but in no case shall the number of directors be less than one. Except as may otherwise be required by law, vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.

         B. All corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law.

         C. No contract or transaction between the Corporation and one or more of its Directors, or between a corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because such Directors or officers are present at or participate in the meeting of the Board of Directors or the committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if:

             (1) The material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of the disinterested directors, even though the disinterested directors be less than a quorum; or

             (2) The material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

             (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

         In any case described in this Section, any common or interested Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors or any committee which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction. Any Director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a Director of such subsidiary or affiliated corporation.

         D. No person who is or at any time has been a Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided that the foregoing provision shall not eliminate or limit the liability of a Director (i) for any breach of such Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which such Director derived an improper personal benefit.

         E. Except as otherwise provided by statute, any contract, transaction or act of the Corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the stockholders entitled to vote at any annual meeting or at any special meeting called for that purpose shall be as valid and binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act when and if submitted to them shall not be deemed in any way to invalidate the same or to deprive the Corporation, its Directors or officers of their right to proceed with such contract, transaction or act.

         F. Each Director, officer and employee, past or present, of the Corporation, and each person who serves or may have served at the request of the Corporation as a Director, Trustee, officer or employee of another corporation, association, trust or other entity and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent permitted by, the provisions of the General Corporation Law of the State of Delaware as currently in existence, or as amended from time to time. If the Delaware General Corporation Law is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Each agent of the Corporation and each person who serves or may have served at the request of the Corporation as an agent of another corporation, or as an employee or agent of any partnership, joint venture, trust or other enterprise may, in the discretion of the Board of Directors, be indemnified by the Corporation to the same extent as provided herein with respect to Directors, officers and employees of the Corporation. The provisions of this paragraph (F) shall apply to any member of any Committee appointed by the Board of Directors as fully as though such person shall have been an officer or Director of the Corporation.

         G. The provisions of this Article SEVENTH shall be in addition to and not in limitation of any other rights, indemnities, or limitations of liability to which any Director or officer may be entitled, as a matter of law or under any By-Law, agreement, vote of stockholders or otherwise.

         EIGHTH: BYLAWS. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal By-laws of the Corporation.

         NINTH: MISCELLANEOUS.

         A. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

         B. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         TENTH: AMENDMENT OR REPEAL. The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon officers, Directors and stockholders herein are granted subject to this reservation.

         ELEVENTH: AUTHORIZATION. This Restated Certificate of Incorporation was authorized by the written consent of the sole Incorporator, and is being filed pursuant to Sections 245 and 241 of the General Corporation Law of the State of Delaware, the corporation not having received payment for any of its capital. The document is being signed by the incorporator as no directors or officers have been elected.

         IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation and does affirm the contents hereof as true under the penalties of perjury this 27th day of December 2000.



                                      NEXSAN TECHNOLOGIES INCORPORATED


                                      BY THE INCORPORATOR:





                                      /s/ David A. Parnes
                                      -------------------------------------
                                      Name: David A. Parnes
                                      Title: Sole Incorporator